Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-138578) pertaining to the 1996 Stock Option Plan and the 2006 Long-Term Stock Incentive Plan of CommVault Systems, Inc. of our report dated May 14,2007, with respect to the consolidated financial statements and schedule of CommVault Systems, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2007.

/s/ Ernst & Young LLP

MetroPark, New Jersey
May 23, 2007